CODE OF ETHICS
                                       FOR
                                 THE ROYCE FUNDS
                                       AND
                               THE ROYCE COMPANIES

                       Adopted -- As of December 30, 1994
                       As amended as of November 20, 2003

                  1. Definitions.

                           (a) "Fund" means each of The Royce
Fund, Royce Capital Fund, Royce Value Trust, Inc., Royce Micro-Cap Trust, Inc., Royce Focus Trust, Inc. and any other investment company or series of an investment company registered as such under the Investment Company Act of 1940 which has the same investment adviser as the Fund.

                           (b) "Royce" means Royce & Associates,
LLC and Royce Fund Services, Inc.

                           (c) "Covered Person" means any interested trustee,
director, officer, employee or Advisory Person of the Fund or any director, manager, officer, employee or Advisory Person of Royce, other than any employee of the Fund or Royce (i) who does not, in connection with his or her regular functions or duties, make, participate in or obtain information regarding the purchase or sale of securities by the Fund or any other Royce client, (ii) whose functions do not relate to the making of any recommendations with respect to the purchases or sales and (iii) whose name appears on a written schedule (which may be changed at any time or from time to time) signed and maintained by Royce's Chief Compliance Officer.

                           (d) "Advisory Person" means any
natural person in a control relationship to the Fund or Royce who obtains information concerning recommendations made to the Fund or any other Royce client with regard to the purchase or sale of a security.

                           (e) A security is "being considered
for purchase or sale" when a recommendation to purchase or sell such security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

                           (f) "Beneficial ownership" shall be
interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which a Covered Person has or acquires. It includes ownership by a member of a Covered Person's immediate family (such as spouse, minor children and adults living in a Covered Person's home) and trusts of which a Covered Person or such an immediate family member is a trustee or in which any such person has a beneficial interest.

                           (g) "Control" shall have the same
meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940.

                           (h) "Disinterested  Director"  means  a
trustee or director of the Fund who is not an 'interested person' of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

                           (i) "Interested Director" means a
trustee or director of the Fund who is an 'interested person' of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

                           (j) "Non-Covered   Employee"  means  an
employee of the Fund or Royce who is excluded from the definition of Covered Person pursuant to clauses (i), (ii) and (iii) thereof.

                           (k) "Non-Management Royce Director"
means a Covered Person who is a director of Royce, but who is not an officer or employee of Royce.

                           (l) "Purchase or sale of a security"
includes, inter alia, the writing of an option to purchase or sell a security.

                           (m) "Security" shall have the meaning set forth in
Section 2(a)(36) of the Investment Company Act of 1940, except that it shall not include (i) shares of registered open-end investment companies for which Royce does not serve as investment adviser or sub-adviser, (ii) securities which are direct obligations of the United States and (iii) bankers' acceptances, bank certificates of deposit, commercial paper and other money market instruments.

                           (n) "Initial Public  Offering" means an
offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

                  2. Statement of General Principles. Each Covered Person shall, in connection with his or her personal investment activities, (i) at all times place the interests of Royce clients and Fund shareholders first, (ii) conduct all such transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of his or her position of trust and responsibility and (iii) not take any inappropriate advantage of his or her positions.

                  3. Prohibited Purchases and Sales. (a) No Covered Person other than a Non-Management Royce Director shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership unless such purchase or sale is exempted pursuant to Section 4 of this Code. The preceding sentence of this Section 3(a) shall not prohibit the purchase or sale of any security by

Royce for the account of any pooled investment vehicle managed by Royce, including a limited partnership, limited liability company or other entity in which Royce or a Covered Person has a beneficial interest as a general partner and/or otherwise, provided that the aggregate beneficial interests of Royce and/or all Covered Persons in any such pooled investment vehicle shall not exceed (i) 24.90% of such vehicle's capital accounts or other equity interests or (ii) 20% of such vehicle's realized and unrealized net capital gains from securities transactions. However, purchases of Initial Public Offerings or private placement securities by any such pooled investment vehicle in which a Covered Person has a beneficial interest shall be pre-approved in writing by the Compliance Officer and either an executive officer or Senior Portfolio Manager of Royce.

                           (b) No Disinterested Director,
Non-Management Royce Director or Non-Covered Employee shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership if such person knew or, in the ordinary course of fulfilling his or her official duties as a director or trustee of the Fund, as a director of Royce or as an employee of Royce or the Fund, should have known that such security was then being purchased or sold by the Fund or, in the case of a Non-Management Royce Director or Non-Covered Employee, another Royce account or was then being considered by the Fund or Royce for purchase or sale by the Fund or, in the case of a Non-Management Royce Director or Non-Covered Employee, another Royce account, unless such purchase or sale is exempted pursuant to Section 4 of this Code.

                  4. Exempted Transactions. The prohibitions of Sections 3(a) and 3(b) of this Code shall not apply to:

                           (a) Purchases or sales effected in any
account over which the Covered Person or Disinterested Director has no direct or indirect influence or control.

                           (b) Purchases or sales which are
non-volitional on the part of either the Covered Person, the Disinterested Director or the Fund or other Royce client.

                           (c) Purchases which are part of an
automatic distribution reinvestment plan or an employer-sponsored, automatic payroll deduction, cash purchase plan or automatic payroll deduction purchases through the Royce 401(k) Plan.

                           (d) Purchases effected upon the
exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                           (e) Purchases or redemptions or sales
of debt securities which are either "Government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 or "municipal securities" within the meaning of Section 3(a)(29) of the Securities Exchange Act of 1934.

                           (f) Purchases or sales of shares of
passively-managed registered investment companies or other baskets of securities which trade on a national securities exchange or on Nasdaq and whose investment objective is to closely track the performance of an index of securities or the price of one or more commodities (i.e., gold, copper, etc.).

                           (g) Purchases or sales by a Covered
Person which receive the prior approval of the Compliance Officer and, in the case of securities other than shares of open-end registered investment companies for which Royce serves as investment adviser or sub-adviser, either an executive officer or Senior Portfolio Manager of Royce (to be promptly confirmed in writing) because (i) they are not eligible for purchase or sale by the Fund or any other Royce account, (ii) they are only remotely potentially harmful to the Fund and Royce's other accounts because they would be very unlikely to affect a highly institutional market, (iii) they clearly are not related economically to the securities to be purchased, sold or held by the Fund or any other Royce account, (iv) they are not then being purchased or sold, and neither the executive officer or Senior Portfolio Manager pre-approving the transaction nor the Covered Person have any current knowledge that the securities are then being considered for purchase or sale, by the Fund or any other Royce account, (v) in the case of an Initial Public Offering, they are available for purchase by the Covered Person solely by virtue of his or her non-business relationship with a family member or other person and are not in any way related to the Covered Person's position with the Fund or Royce or (vi) in the case of shares of registered open-end investment companies for which Royce serves as investment adviser or sub-adviser, the purchase or sale does not appear to involve short-term market timing or any other trading that is inconsistent with the General Principles set forth in Section 2 of this Code.

                           Prior  approvals  pursuant  to  clause  (iv)
above shall be granted only in a limited number of instances, and any prior approval granted pursuant to this Section 4(g) shall be subject to the following restrictions and conditions:

                                    (1)     Each  written  confirmation
by the Compliance Officer and either an executive officer or Senior Portfolio Manager of Royce of their prior approval of a purchase or sale by a Covered Person shall show the basis on which the prior approval was granted and the period for which it was granted (which shall not exceed five trading days from the date of the grant).

                                    (2)     Generally,    no    Covered
Person shall be permitted to acquire any securities in an Initial Public Offering, except to the extent set forth in Section 3(a) above.

                                    (3)     Prior approval is required for a
Covered Person to acquire any securities (including limited partnership interests) in a private placement. Such prior approval should take into account, among other factors, whether the investment opportunity should be reserved for the Fund and/or other Royce account(s), and whether the opportunity is being offered to the Covered Person by virtue of his or her position with the Fund or Royce. Any Covered Person who may be authorized to acquire securities in a private placement shall disclose that investment when he or she plays a part in the Fund's or Royce's subsequent consideration of an investment in the issuer, and, in such circumstances, the Fund's and/or Royce's decision to purchase securities of the issuer shall be subject to an independent review by investment personnel with no personal interest in the issuer.

                                    (4)     No  Covered   Person  shall
be permitted to purchase or sell a security within at least seven calendar days before and after the Fund or any other Royce account trades in that security, and any profits realized on trades within such proscribed periods shall be disgorged by the Covered Person.

                                    (5)     No Covered  Person,  except
in unusual or exceptional circumstances, may profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days, and any profits realized on such short-term trades shall, except in such circumstances, be disgorged by the Covered Person. This provision shall not generally apply to purchases and sales of shares of registered open-end investment companies for which Royce serves as investment adviser or sub-adviser.

                  5. Gifts. No Covered Person shall receive any gifts or other things of more than de minimus value (taking into account both the value of any single gift and the aggregate value of all gifts from a single source during any one calendar year), as determined periodically by the Chief Compliance Officer, from any individual or entity that does business with or on behalf of the Fund or any other Royce account. This prohibition does not extend to bona fide business-related entertainment and/or travel.

                  6. Service as a Director. No Covered Person other than a Non-Management Royce Director may serve on the board of directors of any publicly-traded company, absent prior authorization based upon a determination that the board service would be consistent with the interests of the Fund and Royce's other accounts. In the relatively small number of instances in which board service may be authorized, the Covered Person serving as a director normally should be isolated from those making investment decisions through "Chinese Wall" or other procedures.

                  7. Reporting.

                           (a)      Every  Covered  Person shall report
to the Fund and Royce the information described in Section 7(d) of this Code with respect to transactions in any security in which such Covered Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that a Covered Person shall not be required to make a report with respect to transactions effected for any account over which such Covered Person does not have any direct or indirect influence or control.

                           (b) A Disinterested Director need only report to the
Fund a transaction in a security if such director, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a director, should have known that, during the 15 calendar days before or after the date of the transaction by the director, such security was purchased or sold by the Fund or was being considered by the Fund or Royce for purchase or sale by the Fund.

                           (c) A Non-Covered Employee shall
report to the Fund and Royce any instance in which he or she participates in, or obtains information regarding, the purchase or sale of securities by the Fund or any other Royce account, whether or not in connection with his or her regular duties.

                           (d) Every report shall be in writing, shall be signed
by the person making it, shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information:

                                    (i) The date of the transaction,  the title
and the number of shares, and the principal amount of each security involved;

                                    (ii) The nature of the transaction  -- i.e.,
purchase, sale or any other type of acquisition or disposition;

                                    (iii) The price at which the transaction was
effected;

                                    (iv) The name of the broker, dealer or bank
with or through whom the transaction was effected; and

                                    (v) With respect to any account established
by the Covered Person during the quarter for the direct or indirect benefit of the Covered Person, the name of the broker, dealer or bank with whom the account was established and the date the account was established.

                           Notwithstanding  the  foregoing,  the report
of a Non-Management Royce Director may exclude information contained in any duplicate copies of broker trade confirmations and/or periodic account statements that are supplied to the Compliance Officer under Section 7(f) of this Code, provided that such confirmations and/or statements have been received by the Compliance Officer no later than 10 days after the end of the calendar quarter in which the transaction(s) to which they relate to were effected.

                           (e) Any such report shall include
transactions exempted pursuant to Section 4 of this Code and may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

                           (f) All Covered Persons shall (i)
direct their brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts and (ii) disclose to the Fund and Royce all personal securities holdings upon commencement of employment and thereafter on an annual basis.

                  8. Sanctions. Upon discovering a violation of this Code, Royce and/or the Board of Trustees/Directors of the Fund may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure or suspension or termination of the employment of the violator.